UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2023

Clean Energy Special Situations Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The definitive proxy statement for the special meeting in lieu of an annual meeting (“special meeting”) of stockholders of Clean Energy Special Situations Corp. (the “Company”) indicated that the per share pro rata portion of the Company’s trust account on the record date of July 31, 2023, after taking into account anticipated taxes payable but not paid by such date, was approximately $10.36. However, it has been subsequently determined by the Company’s current management team that such amount incorrectly failed to take into account the taxes that should have been withdrawn and paid in connection with the prior extension of time to consummate a business combination effected in February 2023. The actual per share pro rata portion of the Company’s trust account on the record date of July 31, 2023, after taking into account anticipated taxes payable but not paid by such date, was approximately $10.18. Notwithstanding the foregoing, the Company has agreed that the per share price payable to stockholders exercising their redemption rights, whether in connection with the vote on the extension at the special meeting or an initial business combination, will not be reduced by the taxes that were not properly factored into the calculation described above. As a result, the per share redemption amount for holders of public shares seeking redemption at the special meeting will still be $10.36 as originally disclosed in the definitive proxy statement for the special meeting.

In addition to the foregoing, pursuant to the Company’s amended and restated certificate of incorporation, the Company has the right to withdraw up to $100,000 of accrued interest earned on the funds held in the trust account to pay for liquidation and dissolution expenses if it is unable to consummate an initial business combination within the required time period. The Company has agreed that if it is unable to consummate an initial business combination within the required time period and is forced to dissolve and liquidate, it will not take advantage of this right and will not withdraw any accrued interest on the funds in the trust account to pay for liquidation and dissolution expenses.

The special meeting is currently scheduled for August 24, 2023. Given the above information, the Company intends to adjourn the special meeting from August 24, 2023 until August 28, 2023 at 11:00 a.m. EST and accordingly holders of public shares will now have until August 25, 2023 to change their redemption decisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2023

CLEAN ENERGY SPECIAL SITUATIONS CORP.

By:	/s/ Raghunath Kilambi
Name:	Raghunath Kilambi
Title:	Chief Executive Officer

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